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                                                                     EXHIBIT 3.2



                                 SLEEPY'S, INC.

                                     BY-LAWS


                                    ARTICLE I

                                  SHAREHOLDERS


1.1      Time of Shareholder Meetings

                  The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as designated by the Board of Directors, or if no such designation is made, at 10:00 A.M. on the fifteenth day of the fifth month following the close of the Company's fiscal year (or if that is a legal holiday, then on the next succeeding business day at 10:00 a.m.).


                  Special meetings of shareholders shall be held on the date fixed by the Board of Directors or the Chairman of the Board or the Chief Operating Officer or the shareholders of the Company calling the special meeting of shareholders pursuant to Section 1.3.


1.2      Place of Shareholder Meetings


                  Annual meetings and special Meetings of shareholders shall be held at such place, within or without the State of New York, as the Board of Directors, or in the case of special meetings of shareholders, at such place as the Board of Directors or the Chairman of the Board of Directors or the Chief Operating Officer of the Company calling the special meeting of shareholders pursuant to Section 1.3, may from time to time fix, either by resolution or by inclusion in notice of meeting. In the event of a failure to fix such place, the meeting shall be held at the office of the Company in the State of New York.




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1.3      Calling of Shareholder Meetings


                  Annual meetings of shareholders will be called by the Board of Directors, by an officer instructed by the Board of Directors to call meetings or by the Chairman of the Board of Directors or Chief Operating Officer of the Company. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors or Chief Operating Officer of the Company or at the request in writing by shareholders owning a majority of the shares of capital stock of the Company issued and outstanding and entitled to vote.



1.4      Notice of Shareholder Meetings, Waiver

                  The notice of all meetings shall be written or printed, shall state the place, date, and hour of the meeting, and in case of a special meeting of shareholders, shall indicate the purpose or purposes for which the meeting is called. A copy of the notice of all meetings shall be given, personally or by mail, not less than ten days nor more than fifty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting, and, if mailed, it shall be directed to such shareholder at his record address or at such other address which he may have furnished in writing to the Secretary of the Company. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.

                  Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without

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protesting  the lack of notice of such meeting  prior to the  conclusion  of the meeting, shall constitute a waiver of notice by him.

1.5      Record Date for Shareholders

                  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof, unless the Board of Directors fix a new record date under this Section 1.5 for the adjourned meeting. Only shareholders of record on a record date fixed for determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, shall be entitled to receive such dividend, rights or interests.

1.6      Conduct of Meetings


                  Meetings of the shareholders shall be presided over by the Chairman of the Board, or in his absence, by the Chief Operating Officer, or in the Chief Operating Officer's absence, by the President, or in the President's absence, by any Vice President as directed by the Chairman of the Board or the Chief Operating Officer. The Secretary of the Company, or in his absence, any Assistant Secretary selected by the chairman of the meeting, shall act as secretary of the meeting.


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1.7      Proxy Representation

                  Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law of the State of New York.

1.8      Quorum

                  The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite and shall constitute a quorum at each meeting of shareholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the shares of such class shall be requisite and shall constitute a quorum for the transaction of such specified action. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum. At the meeting to which such adjourned meeting is reconvened, any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

1.9      Voting

                  Each shareholder entitled to vote on any action proposed at a meeting of shareholders shall be entitled to one vote in person or by proxy for each share of voting stock held of record by

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him, unless otherwise provided in the Certificate of Incorporation. The vote for directors shall be by vote of shareholders represented either in person or by proxy at the meeting, and the election of each director shall be decided by a plurality vote. Except as otherwise provided by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-Laws, votes on any other matters coming before any meeting of shareholders shall be decided by the vote of the holders of a majority of the shares represented at such meeting, in person or by proxy, and entitled to vote on the specific matter. Except as required by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-Laws, the chairman presiding at any meeting of shareholders may rule on questions of order or procedure coming before the meeting or submit such questions to the vote of the meeting, with each shareholder entitled to one vote in person or by proxy for each share of voting stock held of record by him, which vote may at the direction of the chairman at the meeting be by ballot.

1.10     Written Consent of Shareholders

                  Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation.

                                   ARTICLE II
                               BOARD OF DIRECTORS

2.1      Qualifications and Number

                  Each director shall be at least 21 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors

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constituting  the entire Board of Directors shall consist of not less than three
(3) nor more than seven (7) directors (except that where all of the shares are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders), the exact number to be determined from time to time by resolution of the Board of Directors; provided, however, that the number of directors shall be increased beyond the foregoing limit, to the extent required, in the event that (and for so long as) the holders of any Preferred Stock of the Company, voting as a separate class or series under any provisions of the Certificate of Incorporation, shall be entitled to elect any directors.

2.2      Election and Term

                  At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

2.3      Vacancies

                  Any vacancy in the Board of Directors, whether caused by resignation, death, increase in the number of directors, disqualification or otherwise, may be filled by a majority of the directors then in office after the vacancy has occurred, although less than a quorum (except that a vacancy created by the removal of a director by shareholders for cause or without cause may be filled by the shareholders at the meeting at which the director is removed or, if not so filled, then by the remaining directors) and provided that any vacancies with respect to directors elected by holders of any Preferred Stock of the Company voting as a separate class or series under any provisions of the Certificate of Incorporation shall be filled as provided in the provisions of the Certificate of Incorporation relating to any such Preferred Stock. Any director elected by the Board to fill a

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vacancy  shall hold office until the next meeting of  shareholders  at which the election of directors is in the regular order of business, and until his successor has been elected and qualified. At such meeting, if the term of the class in which such director has been elected does not then expire, the shareholders shall elect a director to fill the unexpired term.

2.4      Time of Board Meetings

                  An annual meeting of the Board shall be held in each year immediately following the annual meeting of shareholders or if such meeting be adjourned, the final adjournment thereof at the same place as such meeting of shareholders. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

                  Special meetings of the Board may be called pursuant to the provision of Section 2.6 hereof.

2.5      Place of Board Meetings

                  Regular and special meetings of the Board, except as otherwise provided in the Company's Certificate of Incorporation or in these By-laws, shall be held at such place within or without the State of New York as shall be fixed by the Board. The annual meeting of a newly elected Board shall be held at the same place where the meeting of the shareholders at which the election of the new Board is held.

2.6      Calling of Board Meetings


                  No call shall be required for the annual or any regular meetings of the Board for which the time and place have been fixed. Special Meetings of the Board may be called by the Chairman of the Board, the Chief Operating Officer, or by the Secretary on written request of two directors.


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2.7      Notice of Board Meetings

                  No notice shall be required for the annual meeting of a newly elected Board and for regular meetings for which the time and place have been fixed. Except as otherwise provided by law, notice of each special meeting of the Board shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone, not later than 48 hours before the time on which such meeting is to be held. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

2.8      Quorum and Action

                  A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors then in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Notice need not be given of any adjourned meeting. Except as otherwise provided herein, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

2.9      Chairman of the Meeting


                  The Chairman of the Board or, in his absence or inability to act, the Chief Operating Officer of the Company or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of meetings of the Board and preside at all such


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meetings.  The  Secretary of the Company or, in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.


2.10     Resignation or Removal of Directors


                  Any director may resign at any time and such resignation shall take effect upon receipt thereof by the Chairman of the Board, the Chief Operating Officer or the Secretary unless otherwise specified in the resignation. No director of the Company shall be removed from office as a director except (i) for cause by the vote of (A) the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at an election of directors (considered for this purpose as one class) or
(B) a majority of the entire Board of Directors or (ii) without cause by the vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at an election of directors (considered for this purpose as one class), provided that this provision shall not apply to any directors elected by holders of any Preferred Stock voting as a separate class or series under any provisions of the Certificate of Incorporation, which directors may be removed only by the vote of the holders of at least a majority of the outstanding shares of such Preferred Stock.


2.11     Committees

                  By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number three or more directors, to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by the New York Business Corporation Law. All committees so appointed shall keep regular minutes of the business transacted at their meeting. Each committee established by the Board

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of Directors  shall serve at the pleasure of the Board of  Directors,  which may fill vacancies in any such committee.

2.12     Action in Lieu of Meeting

                  Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board or committee.

2.13     Telephone Participation

                  One or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III
                                    OFFICERS

3.1      Election


                  The Board of Directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall elect or appoint from their number a Chairman of the Board of Directors. The Board of Directors shall elect or appoint a Chief Operating Officer, President, a Secretary and a Treasurer, none of whom need be members of the Board, and may also elect or appoint one or more Vice Presidents and such other officers as they may deem proper setting forth the powers and duties of said officers in the resolution by which they are

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elected  or  appointed.  Any  two of the  aforesaid  offices,  except  those  of
President and Vice President, or President and Secretary, may be held by the same person.

3.2      Term of Office

                  Each officer shall hold office at the pleasure of the Board. The Board of Directors may remove any officer for cause or without cause. Any officer may resign his office at any time, such resignation to take effect upon receipt of written notice thereof by the Company unless otherwise specified in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.


3.3      The Chairman of the Board

                  The Chairman of the Board of Directors shall be the chief executive officer of the Company and shall have the general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the shareholders and of the Board and shall be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him by the Board or these By-Laws.


3.4      The Chief Operating Officer

                  The Chief Operating Officer shall have general and active supervision and direction over the business and affairs of the Company and over its several officers, subject, however, to the control of the Board. In the case of the absence or inability to act of the Chairman of the Board, the Chief Operating Officer shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

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He shall perform all duties  incident to the office of Chief  Operating  Officer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.

3.5      The President and Vice Presidents

                  The President and each Vice President shall have such powers and perform such duties as from time to time may be assigned to them, respectively, by the Board.

3.6      The Treasurer

                  The Treasurer shall

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Company;

                  (b)  keep  full  and   accurate   accounts  of  receipts   and
          disbursements in books belonging to the Company;

                  (c) cause all moneys and other valuables to be deposited to the credit of the Company in such depositories as may be designated by the Board;

                  (d) receive, and give receipts for, moneys due and payable to the Company from any source whatsoever;

                  (e) disburse the funds of the Company and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and


                  (f) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Operating Officer.


3.7      The Secretary.  The Secretary shall

                  (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

                  (c) be custodian of the records and the seal of the Company and affix and attest the seal to all share certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest

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          the seal to all  other  documents  to be  executed  on  behalf  of the
          Company under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and


                  (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Operating Officer.


3.8      Duties of Officers may be Delegated

                  In the case of the absence of any officer, or for any other reason that the Board may deem sufficient, the Chairman of the Board, the Chief Operating Officer, the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

                                   ARTICLE IV
                               SHARE CERTIFICATES

4.1      Issuance of Share Certificates

                  The capital stock of the Company shall be represented by certificates signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or any Assistant Treasurer and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed and where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any officers appearing thereon may be facsimiles, engraved or printed.

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4.2      Lost Share Certificates

                  The Board of Directors may issue or cause to be issued new or duplicate certificates for lost, stolen or destroyed share certificates of the Company upon written notification of the facts of such loss, theft or destruction and subject, in the discretion of the Board of Directors, to the deposit of a bond or other indemnity by the shareholder seeking the new certificate in such form and with such sureties and in such sum as the Board may require.

4.3      Transfers of Shares

                  Transfers of shares shall be made only on the share transfer books of the Company, and, except in the case of any such certificate which has been lost, stolen or destroyed, such transfer shall only be made upon surrender to the Company of a certificate for shares for cancellation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Upon the issue of a new certificate to the person entitled thereto, the Company shall cancel the old certificate and record the transaction upon its books.

4.4      Regulations

                  Except to the extent that the exercise of such power shall be prohibited or circumscribed by these By-Laws, by the Certificate of Incorporation, or other certificate filed pursuant to law, or by statute, the Board of Directors shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of share certificates as it shall deem appropriate.


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                                    ARTICLE V

                                      SEAL

                  The seal of the Company shall be circular in form, shall bear the name of the Company and shall contain in the center the year in which the Company was incorporated and the words "Corporate Seal", "New York".

                                   ARTICLE VI

                                   FISCAL YEAR

                  The fiscal year of the Company shall end on such date and shall consist of such accounting periods as may be fixed by the Board.

                                   ARTICLE VII

                                VOTING SECURITIES

                  Unless otherwise directed by the Board, the Chairman of the Board, or, in the case of his absence or inability to act, the Chief Operating Officer, or, in the case of the Chief Operating Officer's absence or inability to act, the President, or, the President's absence or inability to act, the Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the Company to attend and to act and to vote, or to execute in the name or on behalf of the Company a proxy authorizing an agent or attorney-in-fact for the Company to attend and vote at any meetings of security holders of corporations in which the Company may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have possessed and exercised if present. The Board by resolution from time to time may confer like power upon any other person or persons.


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                                  ARTICLE VIII

                                BOOKS AND RECORDS

                  The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and any committee which the directors may appoint, and shall keep at the office of the Company in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

9.1      General

                  The Company shall indemnify any officer or director of the Company made, or threatened to be made, a party to an action or proceeding, whether civil, criminal, administrative or investigative and including an action by or in the right of a Company or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company (any such action or proceeding being hereinafter referred to as an "Action"), by reason of the fact that he, his testator or intestate was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan

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or other enterprise in any capacity,  against judgments,  fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such Action, or any appeal therein, provided that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company may indemnify and advance expenses to any other person to whom the Company is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other law, or other rights create by an agreement approved by the Board, or resolution of shareholders or the Board, and the adoption of any such resolution or the entering into of any such agreement approved by the Board is hereby authorized.

9.2      Expense Advances

                  The Company shall, from time to time, advance to any director or officer of the Company expenses (including attorneys' fees) incurred in defending any Action in advance of the final disposition of such Action; provided that no such advancement shall be made until receipt of any undertaking by or on behalf of such director or officer to repay such amount as and to the extent required by law.

9.3      Procedure for Indemnification

                  Indemnification and advancement of expenses under this Article IX shall be made promptly and, in any event, no later than thirty (30) days in the case of indemnification and fifteen (15) days in the case of expense advancement following the request of the person entitled to such

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indemnification  or advancement of expenses  hereunder,  as the case may be. The
Board shall promptly (but, in any event, within such thirty (30) or fifteen (15) day period, as the case may be) take all such actions (including, without limitation, any authorizations and findings required by law) as may be necessary to indemnify, and advance expenses to, each person entitled thereto pursuant to this Article IX. If the Board is or may be disqualified by law from granting any authorization, making any finding or taking any other action necessary or appropriate for such indemnification or advancement, then the Board shall use its best efforts to cause appropriate person(s) to promptly so authorize, find or act.

9.4      Insurance

                  The Company shall be permitted to purchase and maintain insurance for its own indemnification and that of its directors and officers and any other proper persons to the maximum extent permitted by law.

9.5      Non-Exclusivity

                  Nothing contained in this Article IX shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article IX, or shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of Incorporation, By-Law, agreement approved by the Board, or resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized.

9.6      Continuity of Rights

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall (i) continue as to a person who has ceased to serve in a capacity which would

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entitle such person to  indemnification  or advancement of expenses  pursuant to this Article IX with respect to acts or omissions occurring prior to such cessation, (ii) inure to the benefit of the heirs, executors and administrators of a person entitled to the benefits of this Article IX, (iii) apply with respect to acts or omissions occurring prior to the adoption of this Article IX to the fullest extent permitted by law and (iv) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

9.7      Enforcement

                  The right to indemnification and advancement of expenses provided by this Article IX shall be enforceable by any person entitled to indemnification or advancement of expenses hereunder in any court of competent jurisdiction. In such an enforcement action, the burden shall be on the Company to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Company to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Company thereon adverse to the person seeking such indemnification or advancement shall constitute a defense to the action or create a presumption that such person is not so entitled. Without limiting the scope of section 9.1, (a) a person who has been successful on the merits or otherwise in the defense of an Action shall be entitled to indemnification as authorized in section 9.1 and (b) the termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that such person has not met the standard of conduct set forth in section 9.1. Such person's reasonable expenses incurred in connection with successfully establishing such person's right to indemnification or advancement or expenses, in whole or in part, in any such proceeding shall also be indemnified by the Company.

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9.8      Severability

                  If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company nevertheless shall indemnify and advance expenses to each person otherwise entitled thereto to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated.

                                    ARTICLE X

                                    AMENDMENT

                  Except as otherwise provided in the Company's Certificate of Incorporation, these ByLaws may be amended, altered, changed, added to or repealed by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at an election of directors (considered for this purpose as one class).

                  Except as otherwise provided in the Company's Certificate of Incorporation, the Board of Directors, at any regular or special meeting, by a majority vote of the whole Board, may amend, alter, change, add to or repeal these By-Laws, provided that if any By-Law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next shareholders meeting for the election of directors, the By-Laws so adopted or amended or repealed, together with a concise statement of the changes made.


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